As filed with the Securities and Exchange Commission on November 4, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

CARRIZO OIL & GAS, INC.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation or organization)	76-0415919 (I.R.S. Employer Identification No.)

1000 Louisiana Street, Suite 1500 Houston, Texas (Address of principal executive offices)	77002 (Zip Code)

INCENTIVE PLAN OF CARRIZO OIL & GAS, INC.
(Full title of the plan)

Gerald A. Morton
General Counsel and
Vice President — Business Development
Carrizo Oil & Gas, Inc.
1000 Louisiana Street, Suite 1500
Houston, Texas 77002
(Name and address of agent for service)
Telephone number, including area code, of agent for service: (713) 328-1000 copy to:
Gene J. Oshman
James H. Mayor
Baker Botts L.L.P.
One Shell Plaza
910 Louisiana Street
Houston, Texas 77002

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering Price Per	Aggregate Offering
to be Registered	Registered	Share (1)	Price	Amount of Fee
Common Stock (par value $0.01 per share)	1,595,000	$23.61	$37,657,950	$2,102

     (1) Estimated in accordance with Rule 457(c) and (h) solely for the purpose of calculating the registration fee and based upon the average of the high and low sales price per share of Common Stock of the Company reported on the Nasdaq Global Select Market on November 2, 2009.

REGISTRATION OF ADDITIONAL SECURITIES
     This Registration Statement is being filed pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended, to register an additional 1,595,000 shares of Common Stock issuable pursuant to the Incentive Plan of Carrizo Oil & Gas, Inc. (the “Plan”). The Board of Directors of the Company recommended for approval and, on April 30, 2009, the shareholders approved the amendment and restatement of the Plan which, among other things, increased the number of shares available for issuance under the Plan from 2,800,000 to 4,395,000. The contents of the Registration Statements on Forms S-8 (Nos. 333-35245, 333-55838, 333-116528 and 333-137273) relating to the Plan are incorporated by reference into this Registration Statement.
EXPERTS
     The Company’s financial statements for the years ended December 31, 2006, 2007 and 2008 and, with respect to the year ended December 31, 2006, management’s assessment of the effectiveness of internal control over financial reporting, which is included in Management’s Report on Internal Control of Financial Reporting as of December 31, 2006, and the effectiveness of internal control over financial reporting as of December 31, 2007 and 2008, incorporated by reference into this Registration Statement from the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2008, have been audited by Pannell Kerr Forster of Texas, P.C., independent registered public accounting firm, to the extent indicated in their reports thereon also incorporated by reference. Such consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting have been so incorporated herein by reference in reliance on such reports given on the authority of said firm as experts in accounting and auditing.
     The letter reports of Ryder Scott Company, Fairchild & Stan and LaRoche Petroleum Consultants, Ltd., each independent consulting petroleum engineers, have been incorporated by reference into this Registration Statement upon the authority of each such firm as experts with respect to such matters covered in such reports and in giving such reports.
PART II
Item 8. Exhibits.
     The following documents are filed as a part of this Registration Statement or incorporated by reference herein:

Exhibit No.		Description

4.1*	—	Amended and Restated Articles of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1997).

4.2*	—	Articles of Amendment to Amended and Restated Articles of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on 8-K filed on June 25, 2008).

4.3*	—	Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on January 3, 2008).

Exhibit No.		Description

4.4*	—	Form of certificate representing Common Stock (incorporated herein by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1/A (Registration No. 333-29187)).

4.5*	—	Incentive Plan of the Company (As Amended and Restated Effective April 30, 2009) (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on May 6, 2009).

5.1	—	Opinion of Baker Botts L.L.P.

23.1	—	Consent of Pannell Kerr Forster of Texas, P.C.

23.2	—	Consent of Ryder Scott Company, L.P.

23.3	—	Consent of Fairchild & Stan.

23.4	—	Consent of LaRoche Petroleum Consultants, Ltd.

23.5	—	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

24.1	—	Power of Attorney (included on the signature page).

*	Incorporated herein by reference as indicated.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on November 4, 2009.

CARRIZO OIL & GAS, INC. (Registrant)
By:	/s/ Paul F. Boling
Paul F. Boling
Vice President

POWER OF ATTORNEY
     Each person whose signature appears below appoints S.P. Johnson IV, Paul F. Boling and Gerald A. Morton, and each of them, each of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 4th day of November, 2009.

Signature	Title

/s/ S.P. Johnson IV S.P. Johnson IV	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Paul F. Boling Paul F. Boling	Chief Financial Officer, Vice President, Secretary and Treasurer (Principal Financial and Accounting Officer)

/s/ Steven A. Webster Steven A. Webster	Chairman

/s/ Thomas L. Carter, Jr. Thomas L. Carter, Jr.	Director

/s/ Paul B. Loyd, Jr. Paul B. Loyd, Jr.	Director

/s/ F. Gardner Parker F. Gardner Parker	Director

/s/ Roger A. Ramsey Roger A. Ramsey	Director

/s/ Frank A. Wojtek Frank A. Wojtek	Director

INDEX TO EXHIBITS

Exhibit No.		Description

4.1*	—	Amended and Restated Articles of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1997).

4.2*	—	Articles of Amendment to Amended and Restated Articles of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on 8-K filed on June 25, 2008).

4.3*	—	Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on January 3, 2008).

4.4*	—	Form of certificate representing Common Stock (incorporated herein by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1/A (Registration No. 333-29187)).

4.5*	—	Incentive Plan of the Company (As Amended and Restated Effective April 30, 2009) (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on May 6, 2009).

5.1	—	Opinion of Baker Botts L.L.P.

23.1	—	Consent of Pannell Kerr Forster of Texas, P.C.

23.2	—	Consent of Ryder Scott Company, L.P.

23.3	—	Consent of Fairchild & Stan.

23.4	—	Consent of LaRoche Petroleum Consultants, Ltd.

23.5	—	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

24.1	—	Power of Attorney (included on the signature page).

*	Incorporated herein by reference as indicated.